Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of our report dated February 6, 2024, relating to the financial statements of Apollo Commercial Real Estate Finance, Inc., and the effectiveness of Apollo Commercial Real Estate Finance, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
1.Registration Statement No. 333-255728 on Form S-3 pertaining to the offering from time to time of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Rights
2.Registration Statement No. 333-275310 on Form S-3 pertaining to Apollo Commercial Real Estate Finance Inc.’s Direct Stock Purchase and Dividend Reinvestment Plan
3.Registration Statement No. 333-177556 on Form S-3 pertaining to the offering and resale from time to time of 3,495,000 shares of Common Stock
4.Registration Statement No. 333-232660 on Form S-8 pertaining to the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 6, 2024